Exhibit 32

SECTION 1350 CERTIFICATION

          Each of the undersigned hereby certifies in his capacity as an officer of Community Financial Corporation, that, to the best of his knowledge, the Registrant's Annual Report on Form 10-K for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Dated: June 28, 2007	/s/P Douglas Richard
P. Douglas Richard Chief Executive Officer

Dated: June 28, 2007	/s/ R. Jerry Giles
R. Jerry Giles Senior Vice President and Chief Financial Officer